UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Neuberger Berman High Yield Strategies Fund Inc.

(Name of Registrant as Specified In Its Charter)

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SABA CAPITAL MANAGEMENT, L.P. IS
ATTEMPTING TO DESTROY YOUR FUND

Vote your WHITE proxy card TODAY to protect your investment in NHS.

Your Fund’s Board strongly encourages you to vote AGAINST Saba Capital Management L.P.’s (“Saba”)1 dissident Board nominees and its self-serving stockholder proposals.

Saba inaccurately alleges that the Fund’s investment manager, Neuberger Berman Investment Advisers LLC (“NBIA”), has not managed your Fund properly and that performance has lagged. THIS IS CLEARLY FALSE.

NHS outperformed the Morningstar Category average by 9.00% for the one-year period ending July 31, 2020.2

Saba does not care about what is in the best interest of long-term stockholders and could harm your investment in the Fund.

[1]	Saba Capital Management, L.P. and certain entities it manages, including Saba Capital Master Fund, Ltd., which submitted the stockholder director nominations and the stockholder proposals, are hereinafter collectively referred to as “Saba”.
[2]	Based on market price total return.

Under your incumbent Board’s leadership and NBIA’s management, your Fund has outperformed peers over the short- and long-term periods, based on both market price and net asset value.

As of July 31, 2020, NHS has outperformed the Morningstar Category average for the 1-, 3-, 5- and 10-year periods ended July 31, 2020.

AVERAGE ANNUAL TOTAL RETURN (%) BASED ON MARKET PRICE
As of July 31, 2020	1 Year	3 Years	5 Years	10 Years
NHS	4.67%	5.89%	8.56%	6.62%
Morningstar Category Average	-4.33%	1.55%	5.70%	5.87%
NHS Excess Return	9.00%	4.34%	2.86%	0.75%

Source: Morningstar.

AVERAGE ANNUAL TOTAL RETURN (%) BASED ON NET ASSET VALUE
As of July 31, 2020	1 Year	3 Years	5 Years	10 Years
NHS	2.67%	3.43%	5.36%	7.20%
Morningstar Category Average	-1.22%	2.60%	4.40%	6.32%
NHS Excess Return	3.89%	0.83%	0.96%	0.88%

Source: Morningstar.

In addition to the performance noted above, NHS has consistently outperformed the Morningstar Category peer group over multiple time periods as shown in the rolling 1-, 3-, 5- and 10-year periods since the Fund’s inception on the following page.

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AVERAGE TOTAL RETURN SINCE INCEPTION3

Based on Market Price

AVERAGE TOTAL RETURN SINCE INCEPTION3

Based on Net Asset Value

The Fund’s Board believes Saba’s proposals could harm the Fund and its ability to generate strong investment returns in the future.

DO NOT BE FOOLED INTO THINKING THAT SABA’S ACTIONS ARE FOR THE BENEFIT OF ALL STOCKHOLDERS.

Vote your WHITE proxy card in defense of YOUR investment in NHS.

[3]	Represents average total return based on month-end returns for each 1-, 3-, 5- and 10-year period as of each month end since the Fund’s inception on July 28, 2003 through July 31, 2020.

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Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104-0001

U0225 10/20	www.nb.com